FOURTH AMENDMENT TO
                             FINANCING AGREEMENT AND
                         REAFFIRMATION OF LOAN DOCUMENTS


                  This Fourth Amendment to Financing Agreement and Reaffirmation of Loan Documents (the "Fourth Modification Agreement"), dated as of September 7, 1996, is entered into by and between Tammac Financial Corp., a Delaware corporation, with its principal office located at 100 Commerce Boulevard Wilkes-Barre, Pennsylvania 18702 (hereinafter referred to as "TAMMAC") and Los Abrigados Partners Limited Partnership (a/k/a Los Abrigados Limited Partners Limited Partnership), an Arizona limited partnership, with its principal office located at 2777 East Camelback Road, Phoenix, Arizona 85016 ("Developer") and ILX Incorporated (f/k/a International Leisure Enterprises Incorporated), an Arizona corporation, with its principal office located at 2777 East Camelback Road, Phoenix, Arizona 85016 ("Guarantor").


                                    RECITALS:
                                    ---------

                  A. The Developer and TAMMAC entered into a Financing Agreement dated as of September 10, 1991 (the "Financing Agreement" or the "Agreement), which set forth the terms and conditions regarding the Developer's sale and TAMMAC's purchase of certain consumer installment obligations generated at that certain timeshare condominium project known as Los Abrigados Resort & Spa, also known as the Sedona Vacation Club, located at 160 Portal Lane, Sedona, Coconino County, Arizona (the "Project").


                  B. The obligations due and owing to TAMMAC under the Financing Agreement are secured, in part, by the liens and security interests granted by Developer pursuant to a Security Agreement and a Deed of Trust, Assignment of Rents and Security Agreement (the "Deed of Trust"), of even date with the Financing Agreement.

                  C. Contemporaneously with the execution and delivery of the Financing Agreement, the Guarantor executed and delivered a Continuing Guaranty Agreement in favor of TAMMAC.

                  D. Contemporaneously with the execution and delivery of the Financing Agreement, the Developer executed and delivered or caused to be executed and delivered to TAMMAC various Uniform Commercial Code financing statements, an Estoppel Certificate, an Incumbency Certificate and Partnership Authorization, Incumbency Certificates, Corporate Resolutions, a Governmental Regulation Compliance Affidavit and other related documentation.

                  E. TAMMAC and the Developer entered into a Modification Agreement dated as of August 12, 1992, modifying certain terms and conditions of the Financing Agreement (the "First Modification Agreement").

                  F. TAMMAC and the Developer again amended and modified the Financing Agreement as evidenced by that certain Amendment to Commitment Letter, Financing

Agreement, and Reaffirmation of Various Loan Documents dated as of March 31, 1993 (the "Second Modification Agreement").

                  G. In conjunction with the Second Modification Agreement, the Developer executed and delivered a Modification to Deed of Trust, Assignment of Rents and Security Agreement, modifying certain terms and conditions of the Deed of Trust, which Modification to Deed of Trust, Assignment of Rents and Security Agreement was recorded in the Coconino County Recorder's Office on May 17, 1993, Docket 1562, page 974 (the "First Modification to Deed of Trust").

                  H. TAMMAC and the Developer again amended and modified the Financing Agreement, as evidenced by that certain Third Amendment to Financing Agreement dated as of September 7, 1994 (the "Third Modification Agreement").

                  I. In conjunction with the Third Modification Agreement, the Developer executed and delivered or caused to be executed and delivered to
TAMMAC: (i) that certain Second Modification to Deed of Trust, Assignment of Rents and Security Agreement dated as of September 7, 1994, recorded in the Coconino County Recorder's Office on September 12, 1994, Docket No. 1705, page 897 (the "Second Modification of Deed of Trust"); (ii) an Environmental Indemnity Agreement; and (iii) related documents including Uniform Commercial Code financing statements, an Estoppel Certificate, Incumbency Certificate and Partnership Authority, Incumbency Certificates, Corporate Resolutions and related documents.

                  J. In conjunction with the Third Modification Agreement, the Guarantor executed and delivered to TAMMAC an Amended and Restated Guaranty Agreement (the "Guaranty Agreement").

                  K. Pursuant to the terms of that certain Commitment Letter issued to International Leisure Enterprises Incorporated dated June 28, 1991, the rights and obligations of which were assigned by International Leisure Enterprises Incorporated to the Developer, as said Commitment Letter was amended and modified by the First Modification Agreement, the Second Modification Agreement, and pursuant to that certain Commitment Letter dated July 20, 1994, issued by TAMMAC to the Developer (the aforesaid Commitment Letters, as amended and modified, are hereinafter collectively referred to as the "Commitment Letter"), TAMMAC's obligations to purchase Contracts expires on September 7, 1996.

                  L. The Developer has requested that TAMMAC extend the term of the Commitment Letter for an addition eighteen (18) months and purchase up to an additional Five Million ($5,000,000.00) Dollars of new Contracts to be generated by the Developer at the Project.

                  M. The parties' desire to amend the terms and conditions of the Financing Agreement and to affirm the extent and validity of the various Loan documents executed in conjunction therewith.

                  N. To that end, the parties wish to memorialize their agreements by this writing.

                                   AGREEMENT:
                                   ----------

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Definitions. Unless otherwise defined herein, all capitalized or defined terms used herein shall have the same meaning set forth in the Commitment Letter, the Financing Agreement, the First Modification Agreement, the Second Modification Agreement, the Third Modification Agreement, the Deed of Trust, as modified by the First Modification to Deed of Trust and the Second Modification to Deed of Trust, the Security Agreement and all of the other Loan Documents.

                  2. Recitals. The recitals set forth above are hereby incorporated herein as if set forth at length. TAMMAC, the Developer and Guarantor each, jointly and severally, acknowledge and confirm that all of the aforesaid recitals are true, accurate and correct in all respects.

                  3. Continuing Validity of Loan Documents. The Developer and the Guarantor each, jointly and severally, hereby acknowledge, ratify, confirm and affirm: (i) the extent and validity of the Loan Documents; (ii) that said Loan Documents are and remain valid, enforceable in accordance with their respective terms and are and remain in full force and effect as of the date hereof; (iii) that the Loan Documents are not subject to any real or personal defenses whatsoever; (iv) that pursuant to the security interests granted to TAMMAC pursuant to the Loan Documents, the Loan Documents constitute a continuing, valid mortgage lien upon the Project, a continuing, valid perfected security interest and lien upon the property described in the Financing Agreement, as modified, the Security Agreement and the various Uniform Commercial Code financing statements relating thereto, which security interests secure the payment and performance of the Obligations due and owing by the Developer and the Guarantor pursuant to the Loan Documents. The Developer and Guarantor each, jointly and severally, warrant and represent that all representations and warranties contained in the Loan Documents are true and complete as of the date hereof, no warranty therein contained has been breached as of the date hereof, and they are each in full compliance with all the terms and conditions thereof, and have performed all obligations on their part to be performed therein. Guarantor consents to the extension, modification and amendment of the Loan Documents as contemplated herein, and waives all notice of any such change in terms and further waives any right or remedy that TAMMAC may have or may be required to pursue against the Developer or any other party liable thereunder or hereunder prior to commencing any action or enforcing the provisions herein or therein contained or as contained in the Guaranty Agreement.

                  4. Representations, Warranties and Covenants. The Developer and the Guarantor each, jointly and severally, hereby represent, warrant and covenant as follows:

                           A.  The  Developer   and  the  Guarantor   have  each
disclosed their respective current financial conditions and circumstances to TAMMAC. Any and all substantial and/or material adverse changes in their financial conditions and circumstances which shall occur after the date of the disclosure of their financial conditions shall be immediately brought to the attention of TAMMAC by the Developer and the Guarantor and TAMMAC shall be promptly notified in writing of same by the Developer and the Guarantor.

                           B. To the  best of the  Developer's  and  Guarantor's
knowledge, information and reasonable belief, their execution, delivery and performance in accordance with the terms of this Fourth Modification Agreement do not violate any applicable law, rule, regulation or order of any governmental authority or in any way conflict with or result in a breach of any of the terms, conditions or provisions of any other agreement or instrument to which they may be bound.

                           C. The  financial  disclosures  made by the Developer
and the Guarantor accurately and fairly present their respective financial conditions and circumstances as of the date of this Fourth Modification Agreement and there have been no further substantial and/or material adverse changes in their financial conditions and circumstances as of the date of this Fourth Modification Agreement.

                           D. There are no actions, suits or proceedings pending
(nor to the Developer's or the Guarantor's knowledge, any actions, suits or proceedings threatened, nor is there any basis therefor), against or in any way relating adversely to either one or both of them or their properties in any court or before any arbitrator of any kind or before any governmental or non-governmental body which, if adversely determined, would singly or in the aggregate have a material adverse effect on their financial condition.

                           E. The Developer and the Guarantor  have no knowledge
of any material violations of and have not received written notice from any governmental authority concerning any environmental, health, fire, safety, building, engineering, or zoning or code violations with respect to the Project or any portion thereof.

                  5. Modification of the Financing Agreement. Effective as of the date of this Fourth Modification Agreement, the Financing Agreement is hereby amended and modified as follows:

                           A.  Section 2.1 is hereby  amended in its entirety to
read as follows:

                                             2.1.  Subject  to all of the  terms
                                    and  conditions of the Financing  Agreement,
                                    as  modified,  from  September  8, 1996,  to
                                    March 7, 1998, the Developer  shall offer to
                                    Tammac up to an additional  $5,000,000.00 of
                                    new   Contracts   to  be  generated  by  the
                                    Developer  at  the   Project,   which  shall
                                    constitute  "Phase  II"  funding.  Developer
                                    shall submit  completed  Credit  Packages to
                                    TAMMAC
                                    for review relating to said  Transactions so
                                    offered, which Credit Packages shall include
                                    credit reports on each of the Consumers from
                                    a  nationally  recognized  credit  reporting
                                    service.    Provided   Developer   has   not
                                    defaulted  under the terms and conditions of
                                    this  Financing  Agreement and the Guarantor
                                    is not in default  pursuant  to the terms of
                                    the Guaranty  Agreement,  and subject to the
                                    terms  and   conditions   of  the  Financing
                                    Agreement,  as modified,  from  September 8,
                                    1996 to March 7, 1998, TAMMAC shall purchase
                                    up  to  an  additional   $5,000,000  of  new
                                    Contracts   which  meet   TAMMAC's   lending
                                    criteria and guidelines, as same shall be in
                                    effect  on  the  date   that   this   Fourth
                                    Modification   Agreement   is  executed  and
                                    delivered  by  TAMMAC.  A copy  of  TAMMAC's
                                    current  lending  guidelines and criteria is
                                    attached  hereto and made a part  hereof and
                                    labeled as  Exhibit  "C".  TAMMAC's  lending
                                    guidelines  and  criteria  shall  remain  in
                                    effect  through March 7, 1998.  TAMMAC shall
                                    advise   Developer  in  writing  whether  it
                                    intends    to    purchase    a    particular
                                    Transaction. Any approval to purchase a Transaction shall be subject to the terms and conditions contained in said approval.

                           B.       Section   2.2  is  hereby   amended  in  its
entirety to read as follows:

                                             2.2. Except as set forth in Section
                                    2.8  of  this  Financing  Agreement,  TAMMAC
                                    shall accept  Contracts  that meet  TAMMAC's
                                    lending  guidelines  and  criteria and which
                                    are   written   at  a   contract   rate   of
                                    five-and-one-quarter    (5.25%)   percentage
                                    points  above  the  highest  prime  rate  as
                                    announced  from  time to  time  in The  Wall
                                    Street  Journal  (the  "Acceptable  Contract
                                    Rate").  The Acceptable  Contract Rate shall
                                    be fixed for a period of six months from the
                                    execution   and   delivery  of  this  Fourth
                                    Modification Agreement and shall be based on
                                    the highest  prime rate as  announced in The
                                    Wall  Street  Journal  on the  business  day
                                    preceding the execution and delivery of this
                                    Fourth   Modification    Agreement   ("Prime
                                    Rate").  Thereafter, the Acceptable Contract
                                    Rate is  subject  to  change  every  six (6)
                                    months  following the execution and delivery
                                    of this Fourth  Modification  Agreement (the
                                    "Change Date") and will be reset, if at all,
                                    based  upon the Prime Rate then in effect on
                                    each Change Date.  Notwithstanding  anything
                                    contained  herein  to the  contrary,  in the
                                    event   that   the   Prime   Rate    exceeds
                                    nine-and-three-quarters  (9.75%) percent per
                                    annum,   and  provided  the   Developer  and
                                    Guarantor are not in default under the terms
                                    of the Financing Agreement and/or any of the
                                    other Loan Documents,  TAMMAC shall continue
                                    to purchase  Contracts pursuant to the terms
                                    hereof, provided TAMMAC's effective yield on
                                    said  Contracts  (inclusive of any discounts
                                    due  to  Tammac   pursuant  to  Section  2.8
                                    hereof) is at least  fifteen  (15%)  percent
                                    per  annum.  It  is  the  intention  of  the
                                    parties  hereto that, in the event the Prime
                                    Rate exceeds 9.75% per annum,  the Developer
                                    shall  have  the   flexibility  of  offering
                                    Contracts to Tammac written at less than 15%
                                    per  annum,   provided  said  Contracts  are
                                    subject to the  Developer's  obligations  to
                                    equalize  the yield as herein  provided.  In
                                    that regard,  this continuing  obligation on
                                    the  part  of  TAMMAC  shall  not in any way
                                    affect   the   definition   of   "Acceptable
                                    Contract   Rate,"  as  it   relates  to  the
                                    Developer's   obligations  to  equalize  the
                                    yield as herein provided. For so long as the Prime Rate exceeds 9.75 percent, TAMMAC shall have no further obligation to make Interest Rate Differential Payments to the Developer, as provided in Section 2.8 of this Financing Agreement.

                           C.       The third  subparagraph  of  Section  9.1 is
hereby amended in its entirety to read as follows:

                                             After   March  7,   1998,   or  the
                                    purchase  by  TAMMAC of an  additional  Five
                                    Million ($5,000,000.00) Dollars of Contracts
                                    pursuant   to  this   Financing   Agreement,
                                    whichever  occurs first, the Developer shall
                                    not have the option of offering  Replacement
                                    Contracts    to   TAMMAC   for    delinquent
                                    Contracts,  and  TAMMAC  shall  be  under no
                                    obligation   to   accept   any   Replacement
                                    Contracts.  From and after March 7, 1998, or
                                    the purchase by TAMMAC of an additional Five
                                    Million     ($5,000,000.00)    Dollars    of
                                    Contracts,   whichever
                                    occurs first, the Developer must repurchase the delinquent Contracts.

                  6. Documentation to be Furnished to TAMMAC. TAMMAC's Agreement to enter into this Fourth Modification Agreement as herein set forth is expressly conditioned upon TAMMAC's and its counsel's receipt, review and acceptance, prior to the execution and delivery of this Fourth Modification Agreement (unless otherwise noted), of the following documentation and information:

                           A. Existing Consumer  documentation,  if same differs
from the Consumer documentation previously reviewed and approved by TAMMAC and its counsel.

                           B.  Certificates  or  Articles of  Incorporation  and
Bylaws as amended to date, for the Developer's corporate general partner ("General Partner") and the Guarantor, or a statement that the Certificates or Articles of Incorporation and Bylaws for the General Partner and the Guarantor, which are currently in TAMMAC's possession, have not been amended or modified in any respect.

                           C. The names and titles of all officers and directors
of the General Partner and the Guarantor.

                           D. The names and percentage of ownership  interest of
each of the shareholders of the General Partner and the names of all of the general and limited partners of the Developer.

                           E.  Certificates  of good standing for the Developer,
the General Partner and the Guarantor in each jurisdiction in which said parties are incorporated and/or authorized to do business.

                           F.   Corporate    franchise   tax   searches   and/or
certificates from the Directors of Revenue, from all applicable jurisdictions that no taxes are due thereto with respect to the Developer, the General Partner and the Guarantor.

                           G.  Continuation  Uniform  Commercial  Code financing
searches with respect to the Developer from the Arizona Secretary of State's office, the Coconino County Recording Office and the Maricopa County Recording Office, and any other jurisdictions wherein the Developer is conducting business.

                           H. An update of the existing title  insurance  policy
insuring TAMMAC's interest in the Project which shall confirm, inter alia, that no liens or encumbrances affect the title to the Project and TAMMAC's security interest therein, other than those liens and encumbrances which have been approved in writing by TAMMAC and its counsel.

                           I.  Federal  tax lien,  state  tax lien and  judgment
searches for the Developer, the General Partner and the Guarantor.

                           J.  Evidence  of  continuing   compliance   with  all
applicable federal, state and local environmental laws, rules, regulations and ordinances relating to the Resort and the Developer.

                           K. An updated  listing and copy of all  certificates,
permits and licenses required in connection with the use and operation of the Project and the sale and financing of the Unit Weeks.

                           L. A listing and description of any pending  lawsuits
or similar proceedings involving the Project, the Developer, the Guarantor or the General Partner, in which the Project, the Developer, the Guarantor or the General Partner are a defendant or otherwise defending any claim which is in excess of $10,000.

                           M. Written  authorizations,  waivers and/or  consents
authorizing or consenting to the transactions contemplated by this Fourth Modification Agreement.

                           N. Evidence that all fees, dues, charges, assessments
and the like relating to that portion of the Project which is encumbered by the Deed of Trust, as modified, due to the Association are current and that there are no liens or encumbrances relating thereto.

                           O.  A true  copy  of the  Association's  current  and
proposed budget.

                           P. An updated Environmental Questionnaire.

                           Q.  An  opinion  letter  from  the  Developer's,  the
General Partner's and the Guarantor's counsel.

                           R. All other  documentation and information  provided
for herein or which TAMMAC may request or require

                  7. Further Assurances. The Developer and the Guarantor each hereby agree that they shall execute and/or deliver to TAMMAC any documents, information or agreements as may be reasonably requested by TAMMAC or its counsel at any time so long as any sums due or obligations to be performed under the Loan Documents remain unpaid or unperformed.

                  8. Release and Discharge of TAMMAC. The Developer and the Guarantor each, jointly and severally, hereby release and discharge TAMMAC of and from all claims, causes of action, demands, damages or suits, at law and in equity, which they may, as of the date of this Fourth Modification Agreement, have or claim to have against TAMMAC relating to, arising out of or resulting from their respective lending relationships with TAMMAC or with respect to the Obligations due to TAMMAC as evidenced by the Loan Documents or with respect to the Project or the other Collateral.

                  9. Governing Law. This Fourth Modification Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the principles of conflicts of laws.

                  10. Binding Effect. This Fourth Modification Agreement is binding upon, inures to the benefit of, and is enforceable by the successors and assigns of the parties hereto. This Fourth Modification Agreement is not assignable by the Developer.

                  11. Nonwaiver. No failure or delay on the part of TAMMAC, or its successors and assigns, in the exercise of any right, power or privilege pursuant to the Loan Documents or this Fourth Modification Agreement is to be construed to be or operate as a waiver. Partial exercise of any right, power or privilege by TAMMAC is not to preclude any further right, power or privilege, nor be deemed a waiver. Any waiver or modification of this Fourth Modification Agreement or any other document, instrument or agreement executed by the Developer or the Guarantor is to be in writing signed by the Developer and/or Guarantor and TAMMAC. TAMMAC may, in its sole discretion, release, impair or surrender all or any of the interests granted hereunder or under any other agreement executed by the Developer and/or the Guarantor without waiving, exhausting or impairing any of TAMMAC's rights and remedies available pursuant to the Loan Documents, including this Fourth Modification Agreement.

                  12. Inconsistent Rights or Remedies. In the event that any of the Loan Documents, including this Fourth Modification Agreement, contain any inconsistent rights or remedies otherwise available to TAMMAC, the rights and/or remedies accorded to TAMMAC, giving TAMMAC the greatest protection and/or affording TAMMAC the greater rights and/or remedies shall control, the determination of which shall be left to the sole and exclusive discretion of TAMMAC.

                  13. Representation by Counsel; Drafting of Agreement. The Developer and the Guarantor acknowledge that they have had the opportunity to consult independent counsel of their own selection in connection with the matters covered by this Fourth Modification Agreement, and that they have executed and delivered this Fourth Modification Agreement (and all other documents referred to herein or in connection herewith) with the benefit of counsel and of their own free will and volition. The Developer and the Guarantor also acknowledge and agree that the terms of this Fourth Modification Agreement have been negotiated in good faith by the parties, and that said term shall be construed in a neutral fashion and without regard to the draftsmanship of this Fourth Modification Agreement.

                  14. Severability. In the event that any portion of this Fourth Modification Agreement is deemed unenforceable by a court of competent jurisdiction, such provision declared to be unenforceable is to be deemed to have been omitted from this Fourth Modification Agreement and all such remaining terms and conditions of this Fourth Modification Agreement are to continue in full force and effect.

                  15. Continued Effectiveness of Loan Documents. Except as specifically modified or amended herein, all of the other terms and conditions of the Loan Documents shall remain in full force and effect and the parties hereto expressly confirm and ratify all of their respective liabilities, obligations, duties and responsibilities under and pursuant to said Loan Documents, as modified and amended. It is the intention of the parties hereto that this Fourth Modification Agreement shall not constitute a novation and shall in no way adversely affect or impair the lien priority of the Deed of Trust, as modified, and the security interests granted pursuant to the Loan Documents.

                  IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals or caused this Fourth Modification Agreement to be duly executed and delivered by their proper and duly authorized officers or representatives as of the day and year first above written.


                                       LOS ABRIGADOS PARTNERS
                                       LIMITED PARTNERSHIP,
                                       an Arizona limited partnership, Developer

ATTEST:                                By:  ILE Sedona Incorporated,
                                            an Arizona corporation,
                                            Sole General Partner


/s/ Stephanie Castronova               By:  /s/ Joseph P. Martori
--------------------------------            ------------------------------------
Stephanie Castronova, Secretary             Joseph P. Martori, President


ATTEST:                                     ILX INCORPORATED,
                                            an Arizona corporation, Guarantor


/s/ Stephanie Castronova               By:  /s/ Nancy J. Stone
--------------------------------            ------------------------------------
Stephanie Castronova, Secretary             Nancy J. Stone, President


ATTEST/WITNESS:                             TAMMAC FINANCIAL CORP.


/s/ Joseph J. Lombardi                 By:  /s/ Andy G. Roosa
--------------------------------            ------------------------------------
Joseph J. Lombardi, Asst. Secretary         Andy G. Roosa, President